                                                                    Exhibit 10.1

                                                               EXECUTION VERSION

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                                  $300,000,000

                               TERM LOAN AGREEMENT

                                      among

                           EDDIE BAUER HOLDINGS, INC.,

                               EDDIE BAUER, INC.,
                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Syndication Agent,

                                 CREDIT SUISSE,
                             as Documentation Agent,

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                            Dated as of June 21, 2005

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        J.P. MORGAN SECURITIES INC. AND GECC CAPITAL MARKETS GROUP, INC.,

                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. DEFINITIONS
   1.1    Defined Terms..................................................     1
   1.2    Other Definitional Provisions..................................    18

SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS
   2.1    Term Commitments...............................................    18
   2.2    Procedure for Loan Borrowing...................................    18
   2.3    Repayment of Loans.............................................    19
   2.4    Fees, etc......................................................    19
   2.5    Optional Prepayments...........................................    19
   2.6    Mandatory Prepayments..........................................    20
   2.7    Conversion and Continuation Options............................    21
   2.8    Limitations on Eurodollar Tranches.............................    21
   2.9    Interest Rates and Payment Dates...............................    21
   2.10   Computation of Interest and Fees...............................    22
   2.11   Inability to Determine Interest Rate...........................    22
   2.12   Pro Rata Treatment and Payments................................    23
   2.13   Requirements of Law............................................    24
   2.14   Taxes..........................................................    25
   2.15   Indemnity......................................................    26
   2.16   Change of Lending Office.......................................    27
   2.17   Replacement of Lenders.........................................    27

SECTION 3. REPRESENTATIONS AND WARRANTIES
   3.1    Financial Condition............................................    27
   3.2    No Change......................................................    28
   3.3    Existence; Compliance with Law.................................    28
   3.4    Power; Authorization; Enforceable Obligations..................    28
   3.5    No Legal Bar...................................................    29
   3.6    Litigation.....................................................    29
   3.7    No Default.....................................................    29
   3.8    Ownership of Property; Liens...................................    29
   3.9    Intellectual Property..........................................    29
   3.10   Taxes..........................................................    29
   3.11   Federal Regulations............................................    30
   3.12   Labor Matters..................................................    30
   3.13   ERISA..........................................................    30
   3.14   Investment Company Act; Other Regulations......................    30
   3.15   Subsidiaries...................................................    30
   3.16   Use of Proceeds................................................    30
   3.17   Environmental Matters..........................................    30

   3.18   Accuracy of Information, etc...................................    31
   3.19   Security Documents.............................................    32
   3.20   Solvency.......................................................    32
   3.21   Regulation H...................................................    32
   3.22   Certain Documents..............................................    32

SECTION 4. CONDITIONS PRECEDENT
   4.1    Conditions to Initial Extension of Credit......................    32

SECTION 5. AFFIRMATIVE COVENANTS
   5.1    Financial Statements...........................................    36
   5.2    Certificates; Other Information................................    37
   5.3    Payment of Obligations.........................................    38
   5.4    Maintenance of Existence; Compliance...........................    39
   5.5    Maintenance of Property; Insurance.............................    39
   5.6    Inspection of Property; Books and Records; Discussions.........    39
   5.7    Notices........................................................    39
   5.8    Environmental Laws.............................................    40
   5.9    Interest Rate Protection.......................................    40
   5.10   Additional Collateral, etc.....................................    40
   5.11   Passive Company Status.........................................    42
   5.12   Post-Closing Matters...........................................    42

SECTION 6. NEGATIVE COVENANTS
   6.1    Financial Condition Covenants..................................    42
   6.2    Indebtedness...................................................    44
   6.3    Liens..........................................................    45
   6.4    Fundamental Changes............................................    46
   6.5    Disposition of Property........................................    46
   6.6    Restricted Payments............................................    47
   6.7    Capital Expenditures...........................................    47
   6.8    Investments....................................................    48
   6.9    Optional Payments and Modifications of Certain Debt
          Instruments....................................................    48
   6.10   Transactions with Affiliates...................................    48
   6.11   Sales and Leasebacks...........................................    49
   6.12   Swap Agreements................................................    49
   6.13   Changes in Fiscal Periods......................................    49
   6.14   Negative Pledge Clauses........................................    49
   6.15   Clauses Restricting Subsidiary Distributions...................    49
   6.16   Lines of Business..............................................    49

SECTION 7. EVENTS OF DEFAULT

SECTION 8. THE AGENTS

   8.1    Appointment....................................................    52
   8.2    Delegation of Duties...........................................    52
   8.3    Exculpatory Provisions.........................................    52
   8.4    Reliance by Administrative Agent...............................    53
   8.5    Notice of Default..............................................    53
   8.6    Non-Reliance on Agents, Arrangers and Other Lenders............    53
   8.7    Indemnification................................................    54
   8.8    Agent in Its Individual Capacity...............................    54
   8.9    Successor Administrative Agent.................................    54
   8.10   Documentation Agent, Syndication Agent and Arrangers...........    55

SECTION 9. MISCELLANEOUS
   9.1    Amendments and Waivers.........................................    55
   9.2    Notices........................................................    56
   9.3    No Waiver; Cumulative Remedies.................................    56
   9.4    Survival of Representations and Warranties.....................    57
   9.5    Payment of Expenses and Taxes..................................    57
   9.6    Successors and Assigns; Participations and Assignments.........    58
   9.7    Adjustments; Set-off...........................................    60
   9.8    Counterparts...................................................    61
   9.9    Severability...................................................    61
   9.10   Integration....................................................    61
   9.11   GOVERNING LAW..................................................    61
   9.12   Submission To Jurisdiction; Waivers............................    61
   9.13   Acknowledgements...............................................    62
   9.14   Releases of Guarantees and Liens...............................    62
   9.15   Confidentiality................................................    62
   9.16   Patriot Act....................................................    63
   9.17   WAIVERS OF JURY TRIAL..........................................    63

SCHEDULES:

1.1A      Commitments
1.1B      Mortgaged Property
3.4       Consents, Authorizations, Filings and Notices
3.9       Intellectual Property Litigation
3.15      Subsidiaries
3.19(a)   UCC Filing Jurisdictions
3.19(b)   Mortgage Filing Jurisdictions
6.2(d)    Existing Indebtedness
6.3(f)    Existing Liens
6.8(h)    Existing Investments

EXHIBITS:

A     Form of Guarantee and Collateral Agreement
B     Form of Compliance Certificate
C     Form of Closing Certificate
D     Form of Mortgage
E     Form of Assignment and Assumption
F-1   Form of Legal Opinion of Shearman & Sterling LLP
F-2   Form of Legal Opinion of Richards, Layton & Finger, PA
G     Form of Intercreditor Agreement
H     Form of Exemption Certificate

          TERM LOAN AGREEMENT (this "Agreement"), dated as of June 21, 2005, among EDDIE BAUER HOLDINGS, INC., a Delaware corporation ("Holdings"), EDDIE BAUER, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent (in such capacity, the "Syndication Agent"), CREDIT SUISSE, as documentation agent (in such capacity, the "Documentation Agent"), and JPMORGAN CHASE BANK, N.A., as administrative agent.

                                   WITNESSETH:

          WHEREAS, (i) on March 17, 2003 (the "Petition Date"), the Borrower and certain of its domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (as amended, the "Bankruptcy Code") with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and continued in possession of their property and in the management of their businesses pursuant to Bankruptcy Code Sections 1107 and 1108 and (ii) Eddie Bauer Canada, Inc. ("Eddie Bauer Canada") obtained an order from the Superior Court of Justice (Ontario) (the "Canadian Bankruptcy Court") pursuant to Section 18.6 of the Companies' Creditors Arrangement Act (Canada) (the "CCAA") recognizing certain orders of the Bankruptcy Court;

          WHEREAS, (i) on May 25, 2005, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Debtors' Modified First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated as of May 23, 2005 (as in effect on the date of confirmation thereof pursuant to the Confirmation Order, the "Plan of Reorganization") and (ii) on May 27, 2005, the Canadian Bankruptcy Court entered an order recognizing the Confirmation Order entered by the Bankruptcy Court (the "Canadian Recognition Order"); and

          WHEREAS, in connection with confirmation and implementation of the Plan of Reorganization, the Debtors have requested the Lenders to make loans and other extensions of credit available to the Debtors to enable the Debtors to finance the Plan of Reorganization and pay related fees and expenses, and the Lenders have agreed, subject to the terms and conditions hereof, to enter into this Agreement.

          Accordingly, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "ABL Facility": the revolving credit facility provided to the Borrower and certain of its Subsidiaries pursuant to the ABL Facility Agreement and any refinancings, renewals or extensions thereof in accordance with Section 6.2.

          "ABL Facility Agent": Bank of America, N.A., in its capacity as agent under the ABL Facility Agreement, and any successor agent thereto.

          "ABL Facility Agreement": the Loan and Security Agreement, dated as of the date hereof, among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the financial institutions named therein, and Bank of America, N.A., as agent, Banc of America Securities LLC, as sole lead arranger and book manager, Fleet Retail Group, Inc. and The CIT Group/Business Credit, Inc., as co-syndication agents, and General Electric Capital Corporation, as documentation agent, together with all instruments and other agreements entered into by any Group Member in connection therewith, in each case, as in effect on the date hereof and as hereafter amended, supplemented or otherwise modified from time to time in accordance with Section 6.9 or refinanced, renewed or extended in accordance with Section 6.2.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Adjustment Date": as defined in the Pricing Grid.

          "Administrative Agent": JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

          "Agreement": as defined in the preamble hereto.

          "Applicable Margin": for each Loan, the rate per annum equal to (a) 2.75%, in the case of Eurodollar Loans, and (b) 1.75%, in the case of ABR Loans; provided that on and after the first Adjustment Date occurring after the completion of four full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to the Loans will be determined pursuant to the Pricing Grid; provided further that for each day after September 30, 2005 that the Borrower and its Subsidiaries shall have failed to ratify or confirm or otherwise evidence the enforceability of Intellectual Property licensing arrangements of the Group Members representing not less than $8,000,000 of the aggregate annual revenues from the licensing of Intellectual Property by the Group Members in accordance with the terms of Section 5.12(a), then the Applicable Margin in respect of the Loans then in effect for such day shall be increased by 0.25% until the date that such requirements shall have been satisfied.

          "Approved Fund": as defined in Section 9.6(b).

          "Arrangers": J.P. Morgan Securities Inc. and GECC Capital Markets Group, Inc., as joint lead arrangers and joint bookrunners.

          "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 6.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "Assignee": as defined in Section 9.6(b).

          "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

          "Bankruptcy Code": as defined in the recitals hereto.

          "Bankruptcy Court": as defined in the recitals hereto.

          "Benefitted Lender": as defined in Section 9.7(a).

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower": as defined in the preamble hereto.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Canadian Bankruptcy Court": as defined in the recitals hereto.

          "Canadian Recognition Order": as defined in the recitals hereto.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

          "CCAA": as defined in the recitals hereto.

          "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is June 21, 2005.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.13, 2.14, 2.15 or 9.5 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment.

          "Confidential Information Memorandum": the Confidential Information Memorandum dated May 2005 and furnished to certain Lenders.

          "Confirmation Order": as defined in the recitals hereto.

          "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding the current portion of any Funded Debt of the Borrower and its Subsidiaries.

          "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $5,000,000 for any fiscal year of the Borrower, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. Notwithstanding anything in this Agreement to the contrary, for purposes of the fiscal quarters of the Borrower ending January 1, 2005, March 31, 2005 and June 30, 2005, Consolidated EBITDA shall be deemed to be $94,900,000, $3,500,000 and $18,200,000, respectively.

          "Consolidated EBITDAR": for any period, Consolidated EBITDA for such period plus Consolidated Rent Expense for such period. Notwithstanding anything in this Agreement to the contrary, for purposes of the fiscal quarters of the Borrower ending January 1, 2005, March 31, 2005 and June 30, 2005, Consolidated EBITDAR shall be deemed to be $115,200,000, $19,100,000 and $33,400,000, respectively.

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDAR for such period to (b) the sum (without duplication) of (i) Consolidated Interest Expense for such period, (ii) Consolidated Rent Expense for such period, (iii) the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness (other than any Loans) incurred in connection with such expenditures) and (iv) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Loans).

          "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period. For purposes of Section 2.6, Consolidated EBITDA shall be calculated as of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.1.

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Rent Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that at any such date the amount of Indebtedness outstanding under the ABL Facility shall be calculated as an average of the principal amount outstanding at the end of each day for the prior 365 days.

          "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

          "Continuing Directors": the directors of Holdings on the Closing Date, after giving effect to the Plan of Reorganization and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66(2/3)% of the then Continuing Directors.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Creditor Trust": the statutory trust being created under the Plan of Reorganization pursuant to the Delaware Statutory Trust Act (12 Del. C. section 3801 et seq.) in which certain holders of Claims (as defined in the Plan of Reorganization) against the Debtors will hold a beneficial interest as of the Plan Effective Date.

          "Debtors": as defined in the recitals hereto.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DIP Credit Facility": the debtor-in-possession financing facility provided pursuant to the Second Amended and Restated Loan and Security Agreement, dated as of March 15, 2005, among the Borrower, Spiegel, Inc., Spiegel Catalog, Inc., Ultimate Outlet, Inc. Newport News, Inc., Bank of America, N.A., as agent, Banc of America Securities LLC, as sole lead arranger and book manager, Fleet Retail Group, Inc. and The CIT Group/Business Credit, Inc, as co-syndication agents, General Electric Capital Corporation, as documentation agent, and the lenders from time to time party thereto, as amended, supplemented or otherwise modified, together with all instruments and other agreements entered into by the Borrower, any Debtor or any other Group Member in connection therewith.

          "Disclosure Statement": the First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the First Amended Joint Plan of Reorganization of Affiliated Debtors, dated as of March 28, 2005, approved by the Bankruptcy Court on March 29, 2005, describing the Plan of Reorganization and distributed to holders of claims in connection with voting on the Plan of Reorganization.

          "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Documentation Agent": as defined in the preamble hereto.

          "Dollars" and "$": dollars in lawful currency of the United States.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

          "ECF Percentage": 50%; provided, that, with respect to each fiscal year of the Borrower ending after December 31, 2005, the ECF Percentage shall be reduced to 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 1.75 to 1.00.

          "Eddie Bauer Canada": as defined in the recitals hereto.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, or of human health as such relates to exposure to hazardous or deleterious materials, or employee health and safety as such relates to exposure to hazardous or deleterious materials, as has been, is now or may at any time hereafter be in effect.

          "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excess Cash Flow": for any fiscal year of the Borrower (or in the case of the 2005 fiscal year of the Borrower, the period from the beginning of the fiscal month following the Closing Date through December 31, 2005), the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year or such period, as applicable, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year or such period, as applicable, (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year or such period, as applicable (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) income tax expense of the Borrower and its Subsidiaries for such fiscal year or such period, as applicable, over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year or such period, as applicable, on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all optional prepayments of the Loans during such fiscal year or such period, as applicable, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Loans) of the Borrower and its Subsidiaries made during such fiscal year or such period, as applicable (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year or such period, as applicable, (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year or such period, as applicable (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (vii) income taxes actually paid by the Borrower and its Subsidiaries during such fiscal year or such period, as applicable.

          "Excess Cash Flow Application Date": as defined in Section 2.6(d).

          "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower or could reasonably be expected to violate any Requirement of Law binding on a Foreign Subsidiary or its property or directors.

          "Facility": the Term Commitments and the Loans made thereunder.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

          "Funding Office": the office of the Administrative Agent specified in
Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

          "Holdings": as defined in the preamble hereto.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercreditor Agreement": an Intercreditor Agreement to be executed and delivered by the Borrower, each Guarantor, the ABL Facility Agent and the Administrative Agent on the Closing Date, substantially in the form of Exhibit G.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
(d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) the Borrower may not select an Interest Period that would extend beyond the date final payment is due on the Loans; and

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Investments": as defined in Section 6.8.

          "Joint Ventures": the joint ventures pursuant to the joint venture agreements as in effect on the Closing Date (other than any modifications from time to time after the Closing Date with respect to the rate of royalties to be paid by such joint ventures to the Borrower in connection with the use of trademarks and logos of the Borrower) with Eddie Bauer Japan, Inc. and Eddie Bauer GmbH Germany.

          "Joint Venture Investments": Investments in the Joint Ventures.

          "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). For purposes hereof, any licenses granted by a Loan Party to third parties to use Intellectual Property owned or developed by such Loan Party shall not constitute a "Lien" on such Intellectual Property.

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement, the Security Documents, the Notes, all other agreements executed in connection with this Agreement in favor of the Administrative Agent, the Arrangers and Credit Suisse, and any amendment, waiver, supplement or other modification to any of the foregoing.

          "Loan Parties": each Group Member that is a party to a Loan Document.

          "Material Adverse Effect": a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, molds, polychlorinated biphenyls, urea-formaldehyde insulation, radioactivity or any other substances, materials or wastes that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Maturity Date": June 21, 2011.

          "Minority Banks": as defined in Section 9.1(b).

          "Mortgaged Property": the real property listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgage.

          "Mortgage": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

          "Multiemployer Plan": a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and which is subject to Title IV of ERISA, to which the Borrower or any Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith; provided that there shall be excluded any funds received in connection with the exercise of any stock option or similar equity rights granted to employees or directors of Holdings or any of its Subsidiaries.

          "Non-Excluded Taxes": as defined in Section 2.14(a).

          "Non-U.S. Lender": as defined in Section 2.14(d).

          "Notes": the collective reference to any promissory note evidencing Loans.

          "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 9.6(c).

          "Patriot Act": the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Exceptions": as defined in the Mortgages.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Petition Date": as defined in the recitals hereto.

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would reasonably be expected to, under Section 4069 of ERISA, be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Plan Effective Date": June 21, 2005, the date on which the Plan of Reorganization became effective as provided therein.

          "Plan of Reorganization": as defined in the recitals hereto.

          "Pricing Grid": the table set forth below.

      Consolidated Leverage Ratio         Applicable Margin for Eurodollar Loans   Applicable Margin for ABR Loans
      ---------------------------         --------------------------------------   -------------------------------
 Greater than or equal to 2.75 to 1.00                    3.00%                                 2.00%
Less than 2.75 to 1.00 but greater than                   2.75%                                 1.75%
       or equal to 1.75 to 1.00
        Less than 1.75 to 1.00                            2.50%                                 1.50%

          For the purposes of the Pricing Grid, any changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to
Section 5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.1.

          "Prime Rate": the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

          "Pro Forma Balance Sheet": as defined in Section 3.1(a).

          "Pro Forma Statement of Operations": as defined in Section 3.1(a).

          "Projections": as defined in Section 5.2(c).

          "Recovery Event": any settlement of or payment in excess of $1,000,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

          "Register": as defined in Section 9.6(b).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans pursuant to
Section 2.6(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's business.

          "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event; provided that such period may be extended, for a period of up to an additional three months, if at the time of expiration of such six months the Borrower or the relevant Subsidiary has entered into an agreement to acquire or repair assets useful in the Borrower's business with the relevant Reinvestment Deferred Amount and (b) the date on which the Borrower shall have determined not to acquire or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than (i) those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043, (ii) the commencement by the Debtors of their Chapter 11 cases on the Petition Date and (iii) any other events that would otherwise be "Reportable Events" (within the meaning of Section 4043(c) of ERISA) but which have occurred in connection with transactions approved by the Bankruptcy Court prior to the Plan Effective Date, including the confirmation of the Plan of Reorganization.

          "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the aggregate unpaid principal amount of the Loans then outstanding.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president, vice president and controller, or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, vice president and controller or chief accounting officer of the Borrower.

          "Restricted Payments": as defined in Section 6.6.

          "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

          "Securitization Note": the promissory note, dated the Plan Effective Date, to be issued by Holdings to the Creditor Trust that shall entitle the holder of the note to receive Net Securitization Interests Payments (as defined therein) paid from funds received from the Securitization Subsidiaries in respect of any securitization interests held by either Securitization Subsidiary as of the Plan Effective Date.

          "Securitization Subsidiaries": the collective reference to Spiegel Acceptance Corporation and Financial Services Acceptance Corporation, each a Delaware corporation and a direct Subsidiary of Holdings.

          "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgage and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in any ABL Facility.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

          "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

          "Syndication Agent": as defined in the preamble hereto.

          "Term Commitment": as to any Lender, the obligation of such Lender to make a Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on
Schedule 1.1A. The original aggregate amount of the Term Commitments is $300,000,000.

          "Term Percentage": as to any Term Lender at any time, the percentage which such Lender's Term Commitment then constitutes of the Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Transactions": the consummation of the Plan of Reorganization, including the entering into and funding of the ABL Facility and the Loans hereunder and all related transactions contemplated thereby and hereby.

          "Transferee": any Assignee or Participant.

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
Loan.

          "United States": the United States of America.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

          2.1 Term Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan to the Borrower on the Closing Date in an amount equal to the amount of the Term Commitment of such Lender. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

          2.2 Procedure for Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Loans on the Closing Date. The Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Loan may be converted into or continued as a Eurodollar Loan at any time prior to the third Business Day after the Closing Date (the "Eurodollar Date") and no Loan may be converted or continued as Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Eurodollar Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof.

Not later than 1:00 P.M., New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

          2.3 Repayment of Loans. The Loans of each Lender shall mature in 24 consecutive quarterly installments, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment:

    Installment      Principal Amount
    -----------      ----------------
September 30, 2005     $    750,000
December 31, 2005      $    750,000
March 31, 2006         $    750,000
June 30, 2006          $    750,000
September 30, 2006     $    750,000
December 31, 2006      $    750,000
March 31, 2007         $    750,000
June 30, 2007          $    750,000
September 30, 2007     $    750,000
December 31, 2007      $    750,000
March 31, 2008         $    750,000
June 30, 2008          $    750,000
September 30, 2008     $    750,000
December 31, 2008      $    750,000
March 31, 2009         $    750,000
June 30, 2009          $    750,000
September 30, 2009     $    750,000
December 31, 2009      $    750,000
March 31, 2010         $    750,000
June 30, 2010          $    750,000
September 30, 2010     $    750,000
December 31, 2010      $    750,000
March 31, 2011         $    750,000
Maturity Date          $282,750,000

          2.4 Fees, etc. The Borrower agrees to pay the fees in the amounts and on the dates as set forth in any fee agreements between the Borrower and the Administrative Agent or among the Borrower, the Agents and the Arrangers, and to perform any other obligations contained therein.

          2.5 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 1:00 P.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 1:00 P.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15; provided further that any optional prepayment in full in respect of the Loans (x) with the proceeds of new Loans under this Agreement or (y) with the proceeds from any facility with an interest rate lower than the Applicable Margin in effect immediately prior to such refinancing, in each case, on or prior to the first anniversary of the Closing Date shall be accompanied by a prepayment premium equal to 1% of the principal amount of such prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.6 Mandatory Prepayments. (a) If any Capital Stock shall be issued or sold by any Loan Party (excluding any Capital Stock of Holdings issued to holders of claims pursuant to the Plan of Reorganization), an amount equal to 50% of the Net Cash Proceeds thereof shall be applied within two (2) Business Days of receipt by any Loan Party of the Net Cash Proceeds from such issuance or sale toward the prepayment of the Loans as set forth in Section 2.6(e); provided that no prepayments of Net Cash Proceeds from such sale or issuance of any such Capital Stock shall be applied to prepay the Loans if, at the time of such sale or issuance, the Consolidated Leverage Ratio is less than 1.75 to 1.00.

          (b) If any Indebtedness shall be incurred by any Loan Party (excluding, without duplication, (i) any Indebtedness incurred in accordance
Section 6.2, (ii) the ABL Facility and (iii) the Securitization Note), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within two (2) Business Days of such incurrence toward the prepayment of the Loans as set forth in Section 2.6(e).

          (c) If on any date any Loan Party shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within two
(2) Business Days of receipt by any Loan Party of the Net Cash Proceeds toward the prepayment of the Loans as set forth in Section 2.6(e); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $1,000,000 in any fiscal year of the Borrower, (ii) the aggregate Net Cash Proceeds of any Asset Sale in respect of real property with a fair market value less than $3,000,000 may be excluded from the foregoing requirement pursuant to a Reinvestment Notice during the term of this Agreement so long as the applicable Loan Party reinvests such Net Cash Proceeds in real property of like kind and value and (iii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Section 2.6(e); provided further that notwithstanding anything herein to the contrary, Net Cash Proceeds from any Asset Sale or Recovery Event in respect of the Revolving Lender Priority Collateral (as defined in the Intercreditor Agreement) shall be applied, first, to the payment of the principal amount outstanding under the ABL Facility to the extent required under the ABL Facility Agreement and, second, to the prepayment of the Loans.

          (d) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2005, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Loans as set forth in Section 2.6(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 5.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Administrative Agent and
(ii) the date such financial statements are actually delivered.

          (e) Amounts to be applied in connection with prepayments made pursuant to this Section 2.6 shall be applied to the prepayment of the Loans in accordance with Section 2.12(b). The application of any prepayment pursuant to this Section 2.6 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. If, pursuant to this Section 2.6, Eurodollar Loans are required to be prepaid on a day no more three Business Days prior to the last day of an Interest Period with respect thereto, the Borrower may deposit cash in a cash collateral account established with the Administrative Agent, for the benefit of the Lenders, on terms and conditions satisfactory to the Administrative Agent to be held for application to such Eurodollar Loans on the last day of the Interest Period with respect thereto. Interest on any such Eurodollar Loans shall be payable at the then applicable rate during the period that such cash remains in the cash collateral account.

          2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

          2.8 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

          2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.9 plus 2% and (ii) if all or a portion of any interest payable on any Loan, any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
2.9 shall be payable from time to time on demand.

          2.10 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

          2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

          2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder and each payment by the Borrower on account of any fee payable to the Lenders shall be made pro rata according to the respective Term Percentages of the Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the outstanding principal amounts of the Loans then held by the Lenders. Prepayments of the Loans pursuant to Section 2.5 shall be applied, first, to the immediately succeeding twelve months' scheduled amortization payments in direct order of maturity and, second, to reduce all remaining respective installments thereof ratably according to the amounts of such installments after giving effect to all prior reductions thereto. The amount of each principal prepayment of the Loans being made pursuant to Section 2.6 shall be applied to reduce the then remaining installments of the Loans pro rata based upon the then remaining principal amounts thereof after giving effect to all prior reductions thereto. Amounts prepaid on account of the Loans may not be reborrowed.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in according with banking industry rules on interbank compensation, for the period until the Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the Closing Date, the Administrative Agent shall also be entitled to recover such amounts with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business

Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.14 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof to the extent such receipt is reasonably available. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such

Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.14 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.15 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.16 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

          2.17 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.13 or 2.14(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under
Section 2.15 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          3.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at April 30, 2005 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Loans to be made and the ABL Facility to be consummated on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared in good faith upon reasonable assumptions at the time made and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at April 30, 2005, assuming that the events specified in the preceding sentence had actually occurred at such date. The pro forma statement of operations for the twelve-month period ending on April 2, 2005 (the "Pro Forma Statement of Operations"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on April 3, 2004) to
(i) the consummation of the Transactions, (ii) the Loans to be made and the ABL Facility to be consummated on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Statement of Operations has been prepared in good faith upon reasonable assumptions at the time made and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at April 2, 2005, assuming that the events specified in the preceding sentence had actually occurred on April 3, 2004.

          (b) The audited consolidated balance sheets of the Borrower as at January 3, 2004 and January 1, 2005, and the related combined statements of operations, stockholders' equity and comprehensive income and cash flows for the three fiscal years ended on December 28, 2002, January 3, 2004 and January 1, 2005, reported on by and accompanied by an unqualified report from BDO Seidman, LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at April 2, 2005, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Loan Party has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from January 1, 2005 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property other than Dispositions pursuant to the Plan of Reorganization (including the Disposition of the "Eddie Bauer Home" business).

          3.2 No Change. Since January 1, 2005, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect other than any change of the type that customarily occurs as a result of events occurring during the pendency of a proceeding under chapter 11 of the Bankruptcy Code and under the CCAA.

          3.3 Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19. Each

Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents or the ABL Facility Agreement). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          3.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8 Ownership of Property; Liens. Except as could not reasonably be expected to have a Material Adverse Effect, each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and such property is free and clear of any Liens except Liens permitted by Section 6.3 and Permitted Exceptions.

          3.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property included in the Collateral. Except as described in Schedule 3.9, no material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. To the knowledge of each Group Member, the use of such Intellectual Property by such Group Member does not infringe on the rights of any Person in any material respect.

          3.10 Taxes. Each Group Member has (i) filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and
(ii) paid all taxes shown to be due and payable on said returns or, except as could not be reasonably expected to have a Material Adverse Effect, on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (in the case of the foregoing clauses (i) and (ii), other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. None of the Group Members has any reason to believe that the disclosures made in the Disclosure

Statement in respect of the net operating loss carryforwards available to the Borrower for application against future taxable income are not accurate in all material respects as of the Closing Date.

          3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or
(b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          3.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

          3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by $15,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and no Multiemployer Plan exists.

          3.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

          3.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule
3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents or the ABL Facility Agreement.

          3.16 Use of Proceeds. The proceeds of the Loans shall be used to finance the Plan of Reorganization and to pay related fees and expenses.

          3.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) each Group Member: (i) is in compliance with all applicable Environmental Laws, and within the period of all applicable statutes of limitation has been in compliance with all applicable Environmental Laws, except for any past noncompliance that has been fully and finally resolved without continued or future effect to any Group Member; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current operations or for any property owned, leased, or otherwise operated by it; and (iii) is in compliance with all of its Environmental Permits, and within the period of all applicable statutes of limitation has been in compliance with all of its Environmental Permits, except for any past noncompliance that has been fully and finally resolved without continued or future effect to any Group Member;

          (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Group Member or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent by or on behalf of any Group Member for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower under any applicable Environmental Law or otherwise result in costs to the Borrower, or (ii) interfere with the Borrower's continued operations or
(iii) to the knowledge of Holdings and the Borrower, impair the fair saleable value of any Mortgaged Property;

          (c) no judicial or arbitral proceeding or governmental or administrative action (including any notice of violation or alleged violation) is pending or, to the knowledge of Holdings and the Borrower, threatened, under or relating to any Environmental Law to which any Group Member is or, to the knowledge of Holdings and the Borrower, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law;

          (d) no Group Member has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern; and

          (e) no Group Member has assumed or retained, by contract or, to the knowledge of Holdings and the Borrower, operation of law, any liabilities of any kind, fixed or contingent, known or unknown under any Environmental Law or with respect to any Material of Environmental Concern.

          3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Disclosure Statement, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a fact or omitted to state a fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements are made, taken as a whole. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum, the Plan of Reorganization, the Disclosure Statement or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          3.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3.19(a) in appropriate form are filed in the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.3, including the Liens securing the obligations under the ABL Facility Agreement).

          (b) The Mortgage is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, and when the Mortgage is filed in the offices specified on Schedule 3.19(b), such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, and is free and clear of any Liens except Liens permitted by Section 6.3 and Permitted Exceptions. Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries that has a fair market value, in the reasonable opinion of the Borrower, in excess of $1,000,000, except the real property located in Westmont, Illinois.

          3.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          3.21 Regulation H. The Mortgage does not encumber improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          3.22 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Plan of Reorganization, the Confirmation Order, the ABL Facility Agreement and the Securitization Note, including any amendments, supplements or modifications with respect to any of the foregoing.

                         SECTION 4. CONDITIONS PRECEDENT

          4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party and
     (iv) the Intercreditor Agreement executed and delivered by each party thereto.

          (b) DIP Credit Facility. The Administrative Agent shall have received satisfactory evidence that (i) the DIP Credit Facility and all commitments thereunder shall have been terminated and all amounts thereunder shall have been paid or otherwise satisfied in full in cash and all Liens and security interests granted in connection therewith shall have been terminated or released or (ii) the DIP Credit Facility shall have been converted, pursuant to the Plan of Reorganization, into a commitment to provide financing to the Borrower after the Plan Effective Date on the terms and conditions set forth in the ABL Facility Agreement, in the case of each of the foregoing clauses (i) and (ii), on terms reasonably satisfactory to the Arrangers, and no prepetition indebtedness, debtor-in-possession financing or other claims against the Loan Parties shall remain outstanding as obligations of the Loan Parties, except to the extent converted as set forth in clause (ii) above or as otherwise specifically contemplated by the Plan of Reorganization.

          (c) Plan of Reorganization; Confirmation Order; Canadian Recognition Order. The Confirmation Order confirming the Plan of Reorganization (i) shall be in form and substance reasonably satisfactory to the Agents and shall authorize the Loan Parties to execute and deliver this Agreement and perform their obligations hereunder and (ii) shall be in full force and effect and shall not have been reversed or modified and shall not be stayed or subject to a motion to stay, and the Confirmation Order shall have become a Final Order (as defined in the Plan of Reorganization in effect on the date hereof). No provision of the Plan of Reorganization shall have been amended, supplemented or otherwise modified in any material respect that is adverse to the Lenders without the prior consent of the Arrangers. The Plan Effective Date shall have occurred (and all conditions precedent thereto as forth in the Plan of Reorganization shall have been satisfied). The documentation to effect the Plan of Reorganization including, without limitation, the ABL Facility Agreement, shall have satisfactory terms and conditions, and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified in any material respect without approval of the Arrangers. The capitalization, structure and equity ownership of each Loan Party, and the organizational documents and senior management of the Loan Parties, after the consummation of the Plan of Reorganization, shall be consistent in all material respects with the description set forth in the Disclosure Statement. The Canadian Bankruptcy Court shall have entered the Canadian Recognition Order, which (i) shall be in form and substance reasonably satisfactory to the Agents, (ii) shall recognize the Confirmation Order entered by the Bankruptcy Court and (iii) shall not have been reversed, modified, amended, vacated or stayed, and, unless otherwise agreed by the Administrative Agent, all appeal periods relating to such order shall have expired and no appeals from such order shall be pending.

          (d) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) a reasonably satisfactory Pro Forma Balance Sheet, (ii) reasonably satisfactory audited consolidated financial statements of the Borrower for the 2002, 2003 and 2004 fiscal years (iii) reasonably satisfactory unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available and (iv) a reasonably satisfactory Pro Forma Statement of Operations.

          (e) Projections. The Lenders shall have received reasonably satisfactory projections through 2011.

          (f) Approvals. All governmental and third party approvals necessary in connection with the Transactions, the financing contemplated thereby and hereby and the continuing operations of the Loan Parties (including shareholder approvals, if any) shall have been obtained on satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof or any of the transactions contemplated hereby.

          (g) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each relevant jurisdictions where the Loan Parties are incorporated, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.3 or discharged on or prior to the Closing Date pursuant to the Plan of Reorganization or documentation reasonably satisfactory to the Administrative Agent.

          (h) Environmental Assessment. The Administrative Agent shall have received a written environmental assessment with respect to the Borrower's distribution center in Groveport, Ohio prepared by an environmental consultant reasonably acceptable to the Administrative Agent, which assessment shall be in form, scope and substance reasonably satisfactory to the Administrative Agent.

          (i) Fees. The Agents and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), three Business Days before the Closing Date.

          (j) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization. The Administrative Agent shall be reasonably satisfied with the form and substance of the certificates of incorporation and by-laws or other applicable organizational documents of each Loan Party.

          (k) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Shearman & Sterling LLP, counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

               (ii) the legal opinions of Richards, Layton & Finger, PA, Delaware counsel to Holdings, the Borrower and its Subsidiaries, substantially in the forms of Exhibit F-2; and

               (iii) the legal opinion of local counsel in Ohio and of such other special and local counsel as may be reasonably required by the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (l) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (a) (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (m) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

          (n) Mortgage, etc. (i) The Administrative Agent shall have received a Mortgage with respect to the Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

          (ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the site of the Mortgaged Property certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites;
     (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map. Notwithstanding the foregoing, it is understood that the survey of the site of the Mortgaged Property by US Surveyor, dated as of July 3, 2002, satisfies the requirement of this Section 4.1(n)(ii) so long as the appropriate Loan Party issues an affidavit with respect to the same confirming any changes made to such Mortgaged Property since July 3, 2002 in a form and substance reasonably satisfactory to the Administrative Agent and the Title Insurance Company.

          (iii) The Administrative Agent shall have received in respect of the Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall
     (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on the Mortgaged Property free and clear of all defects and encumbrances, except Permitted Exceptions and as disclosed therein; (D) name the Administrative Agent for the benefit of the

     Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

          (iv) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage and is in a special flood hazard area pursuant to the National Flood Insurance Act of 1968, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

          (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Property.

          (o) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

          (p) Credit Rating. The Facility shall have received a rating from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

          (q) Other Documents. The Administrative Agent shall have received such documents and other instruments as the Administrative Agent or its counsel may reasonably request.

          (r) Representations and Warranties. Each of the representations made by any Loan Party in or pursuant to the Loan Documentation including, without limitation, the material adverse change and litigation representations shall be true and correct in all material respects as of the Closing Date.

          (s) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date after giving effect to the Loans made on the Closing Date.

                        SECTION 5. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          5.1 Financial Statements. Furnish to the Administrative Agent on behalf of each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Seidman, LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. The Administrative Agent will provide the financial statements and other materials required to be furnished by the Borrower pursuant to this Section 5.1 to the Lenders by posting such financial statements and materials on a secure Intralinks site.

          5.2 Certificates; Other Information. Furnish to the Administrative Agent on behalf of each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default pursuant to Section 6.1, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing (A) all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (B) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization, the name or corporate structure of any Loan Party and a list of any Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause
     (B) (or, in the case of the first such report so delivered, since the Closing Date), (C) to the extent not previously disclosed to the Administrative Agent, statements that (w) no property of the type described in Section 5.10 as to which the Administrative Agent does not have a perfected Lien pursuant to the

     Security Documents has been acquired, (x) no fee interest in any real property having a value (together with improvements thereon) of at least $1,000,000 has been acquired, (y) no Subsidiary has been formed or acquired or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of Section 5.10 with respect thereto and (D) no Excluded Foreign Subsidiary has been formed or acquired;

          (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions available at such time and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) concurrently with the delivery of any financial statements pursuant to Sections 5.1, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year (it being understood that the Borrower's report on a Form 10-Q or Form 10-K that includes a management discussion and analysis section shall be deemed to satisfy the requirement under this Section 5.2(d));

          (e) no later than five Business Days prior to the expected effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the ABL Facility or the Securitization Note;

          (f) within five Business Days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

The Administrative Agent will provide the certificates and other information required to be furnished by the Borrower pursuant to this Section 5.2 (other than any information obtained by a Lender pursuant to clause (g)) to the Lenders by posting such certificates and other information on a secure Intralinks site.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

          5.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries of all dealings and transactions in relation to its business and activities shall be made in conformity with GAAP and all Requirements of Law and (b) no more frequently than once per fiscal year at any reasonable time during normal business hours and upon reasonable notice permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that at any time after the occurrence and during the continuance of an Event of Default, there shall not be any limit to the number of visits and inspections; provided further that any representative of a Lender visiting the property as provided herein shall use all reasonable efforts to minimize disturbances.

          5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any material required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

          (e) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

          5.8 Environmental Laws. (a) Comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to any Group Member or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, any Group Member.

          (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all orders and directives of all Governmental Authorities regarding Environmental Laws, except for any such orders and directives that are being challenged or appealed in good faith in the applicable administrative or judicial body, and with respect to which any appropriate reserves are maintained and provided that the pendency of such challenges or appeals could not reasonably be expected to give rise to a Material Adverse Effect.

          5.9 Interest Rate Protection. In the case of the Borrower, within 120 days after the Closing Date, enter into, and thereafter maintain, Swap Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Swap Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

          5.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 6.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first or second priority security interest in such property (subject to any Liens permitted by Section 6.3 and Permitted Exceptions solely to the extent that such Liens or Permitted Exceptions have priority under applicable law), as applicable, in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 6.3(g), (y) any real property of like kind and value which is purchased with the Net Cash Proceeds of an Asset Sale in respect of real property with a fair market value less than $3,000,000 pursuant to Section 2.6(c)(ii) and (z) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first or second priority security interest in the Collateral (subject to any Liens permitted by Section 6.3 and Permitted Exceptions solely to the extent that such Liens or Permitted Exceptions have priority under applicable law), as applicable, described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          5.11 Passive Company Status. In the case of Holdings, it shall not (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower and the Securitization Subsidiaries, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (w) the Securitization Note,
(x) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents to which it is a party and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 6.6 pending application in the manner contemplated by such Section 6.6) and cash equivalents or distributions made by the Securitization Subsidiaries permitted hereunder) other than the ownership of shares of Capital Stock of the Borrower and the Securitization Subsidiaries.

          5.12 Post-Closing Matters. (a) The Borrower shall, and shall cause its Subsidiaries, to use their respective commercially reasonable efforts to (i) ratify Intellectual Property licensing arrangements in a prudent manner, (ii) deliver to the Administrative Agent for the benefit of the Lenders an opinion of counsel confirming the enforceability of such arrangements or (iii) otherwise provide evidence reasonably satisfactory to the Administrative Agent and the Arrangers (it being understood that evidence of a change in law the effect of which is to validate such arrangements shall be deemed to be satisfactory evidence to the Administrative Agent and the Arrangers) such that all licenses of Intellectual Property by the Group Members so ratified, confirmed or otherwise evidenced pursuant to the foregoing clauses (i), (ii) or (iii) shall represent not less than $8,000,000 of the aggregate annual revenues from the licensing of Intellectual Property by the Group Members, in the case of the foregoing clauses (i), (ii) or (iii) in the reasonable business judgment of the Borrower and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers.

          (b) Notwithstanding anything to the contrary contained herein or in the Guarantee and Collateral Agreement, on or prior to August 5, 2005, all Subsidiaries of the Borrower which are limited liability companies formed under the laws of the state of Delaware shall become a party to the Guarantee and Collateral Agreement and take such other actions in the manner set forth in
Section 5.10(c).

                          SECTION 6. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          6.1 Financial Condition Covenants.

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                      Consolidated
  Fiscal Quarter     Leverage Ratio
  --------------     --------------
September 30, 2005   3.50 to 1.00
December 31, 2005    3.50 to 1.00

March 31, 2006       3.25 to 1.00
June 30, 2006        3.25 to 1.00
September 30, 2006   3.125 to 1.00
December 31, 2006    3.00 to 1.00
March 31, 2007       2.50 to 1.00
June 30, 2007        2.50 to 1.00
September 30, 2007   2.50 to 1.00
December 31, 2007    2.50 to 1.00
March 31, 2008       2.00 to 1.00
June 30, 2008        2.00 to 1.00
September 30, 2008   2.00 to 1.00
December 31, 2008    2.00 to 1.00
March 31, 2009       1.50 to 1.00
June 30, 2009        1.50 to 1.00
September 30, 2009   1.50 to 1.00
December 31, 2009    1.50 to 1.00
March 31, 2010       1.50 to 1.00
June 30, 2010        1.50 to 1.00
September 30, 2010   1.50 to 1.00
December 31, 2010    1.50 to 1.00
March 31, 2011       1.50 to 1.00
June 30, 2011        1.50 to 1.00

          (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                          Consolidated
  Fiscal Quarter     Charge Coverage Ratio
  --------------     ---------------------
September 30, 2005       1.25 to 1.00
December 31, 2005        1.25 to 1.00
March 31, 2006           1.25 to 1.00
June 30, 2006            1.25 to 1.00
September 30, 2006       1.25 to 1.00
December 31, 2006        1.375 to 1.00
March 31, 2007           1.50 to 1.00
June 30, 2007            1.50 to 1.00
September 30, 2007       1.50 to 1.00
December 31, 2007        1.50 to 1.00
March 31, 2008           1.50 to 1.00
June 30, 2008            1.50 to 1.00
September 30, 2008       1.50 to 1.00
December 31, 2008        1.50 to 1.00
March 31, 2009           1.50 to 1.00
June 30, 2009            1.50 to 1.00
September 30, 2009       1.50 to 1.00
December 31, 2009        1.50 to 1.00

March 31, 2010           1.50 to 1.00
June 30, 2010            1.50 to 1.00
September 30, 2010       1.50 to 1.00
December 31, 2010        1.50 to 1.00
March 31, 2011           1.50 to 1.00
June 30, 2011            1.50 to 1.00

          6.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of (i) the Borrower to any Subsidiary, (ii) any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary,
     (iii) any Loan Party to any other Loan Party and (iv) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

          (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

          (d) Indebtedness outstanding on the date hereof and listed on Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof at the time of such refinancing, renewal or extension thereof);

          (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

          (f) (i) Indebtedness of the Borrower in respect of the ABL Facility in an aggregate principal amount not to exceed $150,000,000, provided that the Borrower may increase the aggregate principal amount of Indebtedness in respect of the ABL Facility by $75,000,000, subject to the Intercreditor Agreement, and any refinancings, renewals or extensions thereof (without increasing, or shortening the maturity, the principal amount thereof) and
     (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

          (g) Indebtedness of Holdings in respect of the Securitization Note;

          (h) Indebtedness of the Joint Ventures to the Borrower and Guarantee Obligations by the Borrower of obligations of the Joint Ventures; provided that in any fiscal year the aggregate principal amount of such Indebtedness and such Guarantee Obligations do not, when added to Investments made in accordance with Section 6.8(g), exceed the aggregate amount received by the Borrower in such fiscal year from Eddie Bauer Japan, Inc. and Eddie Bauer GmbH Germany by more than $2,500,000;

          (i) Indebtedness of any Loan Party to Eddie Bauer Canada and Spiegel Group Teleservices - Canada, Inc. in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding; and

          (j) additional unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount (as to the Borrower and all such Subsidiaries) not to exceed $25,000,000 at any one time outstanding.

          6.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings or, in the case of mechanics', materialmen's or repairmen's Liens that arise as a result of a failure of a general contractor to pays its subcontractors, that are otherwise being expeditiously dealt with in an appropriate manner by the Borrower;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h) Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased, including the filing of UCC financing statements as a precautionary measure in connection with operating leases or consignment of goods;

          (j) Liens securing (i) the Indebtedness under the ABL Facility permitted pursuant to Section 6.2(f) hereof and (ii) Swap Agreements with lenders (or affiliates thereof) under the ABL

     Facility, to the extent permitted pursuant to Section 6.12 hereof, in each case subject to the Intercreditor Agreement;

          (k) Liens on assets of the Securitization Subsidiaries related to the Securitization Interests (as defined in the Plan of Reorganization); and

          (l) Liens arising from judgments and attachments in connection with court proceedings; provided that (i) the attachment or enforcement of such Liens would not result in an Event of Default hereunder, (ii) such Liens are being contested in good faith by appropriate proceedings, (iii) adequate reserves have been set aside for such court proceeding, (iv) no material assets or property of any Loan Party is subject to a material risk of loss or forfeiture as a result of any such judgment or attachment, (v) the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and (vi) a stay of execution pending appeal or proceeding in respect of any such judgment or attachment for review is in effect.

          6.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.5; and

          (c) any Investment expressly permitted by Section 6.8 may be structured as a merger, consolidation or amalgamation.

          6.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale of inventory in the ordinary course of business;

          (c) Dispositions permitted by clause (i) of Section 6.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (e) sales or closings by the Borrower and its Subsidiaries of their retail or outlet stores; provided that the Borrower and its Subsidiaries shall not have sold or closed 50 retail or outlet stores more than the Borrower and its Subsidiaries have opened at any time during the term of this Agreement;

          (f) the Disposition for cash of a registered trademark or application for registration of a trademark (other than a material trademark) that the applicable Loan Party determines, in the exercise of good business judgment, is no longer beneficial, appropriate or consistent with such Loan Party's merchandise assortment or brand image;

          (g) Dispositions of any interest of a Loan Party in any Joint Venture Investments; provided that such sale is made at arm's length and for fair market value; and

          (h) the Disposition of other property (other than accounts or inventory) having a fair market value not to exceed $5,000,000 in the aggregate during the term of this Agreement.

          6.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to purchase Holdings' common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of payments after the date hereof (net of any proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000 during the term of this Agreement; and

          (c) the Borrower may pay dividends to Holdings to permit Holdings to
     (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $5,000,000 per fiscal year of the Borrower and (ii) pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group; and

          (d) the Securitization Subsidiaries may make distributions to Holdings of any amounts received in respect of any Securitization Interests (as defined in the Plan of Reorganization).

          6.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not to exceed the amount set forth in the column opposite each fiscal year of the Borrower set forth below:

Fiscal Year   Maximum Capital Expenditures
-----------   ----------------------------
    2005               $50,000,000
    2006               $60,000,000
    2007               $60,000,000
    2008               $60,000,000
    2009               $70,000,000
    2010               $70,000,000
    2011               $70,000,000

          6.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) Guarantee Obligations permitted by Section 6.2;

          (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $250,000 at any one time outstanding;

          (e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (f) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

          (g) Joint Venture Investments; provided that in any fiscal year the aggregate amount of such Investments does not, when added to Indebtedness and Guarantee Obligations incurred pursuant to Section 6.2(h), exceed the aggregate amount received by the Borrower in such fiscal year from Eddie Bauer Japan, Inc. and Eddie Bauer GmbH Germany by more than $2,500,000;

          (h) Investments outstanding on the date hereof and listed on Schedule 6.8(h);

          (i) Indebtedness permitted under Section 6.2(i); and

          (j) in addition to Investments otherwise expressly permitted by this
     Section 6.8, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

          6.9 Optional Payments and Modifications of Certain Debt Instruments.
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Securitization Note; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the material terms of the Securitization Note (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the ABL Facility or the ABL Facility Agreement other than as permitted under the Intercreditor Agreement.

          6.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member,
(c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate and (d) Eddie Bauer Canada and Spiegel Group Teleservices-Canada, Inc. may maintain cash management arrangements with the Borrower in the ordinary course of business consistent with past practice and in accordance with applicable law.

          6.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

          6.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

          6.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than the last Saturday nearest to December 31 or change the Borrower's method of determining fiscal quarters.

          6.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member other than the Securitization Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) the ABL Facility Agreement and (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          6.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or under the ABL Facility Agreement and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          6.16 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Plan of Reorganization) or that are reasonably related thereto.

                          SECTION 7. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan within three Business Days after any such interest becomes due in accordance with the terms hereof; or any other amount payable hereunder or under any other Loan Document within five Business Days after any such other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to Holdings and the Borrower only), Section 5.7(a), 5.12(a) or
     Section 6 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement, (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing, (iii) Holdings shall default in the observance or performance of any agreement contained in
     Section 5.11 of this Agreement and such default shall continue unremedied for a period of three days or (iv) the Borrower or its Subsidiaries shall default in the observance or performance of any agreement contained in
     Section 5.12(b) of this Agreement and such default shall continue unremedied for a period of seven days; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 30 days; or

          (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses
     (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

          (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or
     (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan or Multiemployer Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole reasonable judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) (i)(A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as mended (the "Exchange Act")) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of Holdings,
     (B) the board of directors of

     Holdings shall cease to consist of a majority of Continuing Directors, or
     (C) Holdings shall cease to own and control, of record and beneficially, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement or Liens securing the Indebtedness under the ABL Facility) or
     (ii) a Specified Change of Control shall occur; or

          (l) the Lien subordination provisions or any other provision of the Intercreditor Agreement shall cease for any reason to be valid or any Loan Party or any of its Subsidiaries shall so assert in writing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 8. THE AGENTS

          8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3 Exculpatory Provisions. None of any Agent or any Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents or the Arrangers under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents and the Arrangers shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6 Non-Reliance on Agents, Arrangers and Other Lenders. Each Lender expressly acknowledges that none of the Agents or the Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent or any Arranger hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent or any Arranger to any Lender. Each Lender represents to the Agents and the Arrangers that it has, independently and without reliance upon any Agent, any Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent, any Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          8.7 Indemnification. The Lenders agree to indemnify each Agent and Arranger in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Term Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with such Term Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Arranger in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Arranger under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's or Arranger's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          8.8 Agent in Its Individual Capacity. Each Agent and Arranger and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent or Arranger were not an Agent or an Arranger, respectively. With respect to its Loans made or renewed by it, each Agent and Arranger shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent or an Arranger, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          8.10 Documentation Agent, Syndication Agent and Arrangers. None of the Documentation Agent, the Syndication Agent or any Arranger shall have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 9. MISCELLANEOUS

          9.1 Amendments and Waivers. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount of any Loan or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; or (iv) amend, modify or waive any provision of Section 8 without the written consent of the Agents. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (b) Notwithstanding anything to the contrary contained in Section 9.1(a), in the event that the Borrower requests that any provision of this Agreement be amended, modified or waived in a manner which would require the unanimous consent of all of the Lenders and such amendment, modification or waiver is agreed to by the Required Lenders, then with the consent of the Borrower and the Required Lenders, the Borrower and the Required Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the amendment, modification or waiver requested by the Borrower (such Lender or Lenders, the "Minority Banks") to provide for (w) the termination of the Term Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Assignee), or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate of the Commitments after giving effect to such amendment shall be in the same amount as the aggregate of the Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Required Lenders as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate.

          9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Holdings:               Eddie Bauer Holdings, Inc.
                             15010 NE 36th Street
                             Redmond, Washington 98052
                             Attention: Tim McLaughlin
                             Telecopy: (425) 755-761
                             Telephone: (425) 755-6100

     Borrower:               Eddie Bauer, Inc.
                             15010 NE 36th Street
                             Redmond, Washington 98052
                             Attention: Tim McLaughlin
                             Telecopy: (425) 755-761
                             Telephone: (425) 755-6100

     Administrative Agent:   JPMorgan Chase Bank, N.A.
                             277 Park Avenue
                             New York, New York 10172
                             Attention: James A. Knight
                             Telecopy: (646) 534-3081
                             Telephone: (212) 622-8486

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans.

          9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (b) to pay or reimburse each Lender and Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, or in connection with any insolvency or bankruptcy of any Group Member or in connection with any work-out or restructuring of the transactions contemplated hereby, including the fees and disbursements of financial advisors and counsel to each Lender and Agent, (c) to pay, indemnify, and hold each Lender and Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and Agent and its respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member, or any actual or alleged presence or release of Materials of Environmental Concern on or from any property currently or formerly owned or operated by any Group Member, and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except with respect to any such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses to the extent they are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this
Section 9.5 shall be submitted to Tim McLaughlin (Telephone No. (425) 755-6100) (Telecopy No. (425) 755-7671), at the address of the Borrower set forth in
Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          9.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.6.

          (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent of:

          (A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if any Event of Default has occurred and is continuing, any other Person; and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that
     (1) no such consent of the Borrower shall be required if any Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any, so long as the amount of the Loans held by each such Lender, affiliate or Approved Fund shall not be less than $500,000;

          (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

          (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

          For the purposes of this Section 9.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a

Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of
Section 9.1 and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.14 unless such Participant complies with Section 2.14(d).

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

          (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          9.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          9.13 Acknowledgements. Each of Holdings and the Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

          9.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, (i) the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person and (ii) at the expense of the Borrower, with no representation or warranty by the Administrative Agent or any Lender, the Administrative Agent shall deliver any collateral then in its possession and any termination statements or documents as the Borrower may from time to time reasonably request to effectuate, or reflect of public record, the release and discharge of the security interests and liens described in clause (i) above.

          9.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority,

(e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding,
(g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          9.16 Patriot Act. Each Lender that is subject to the requirements of the Patriot Act and the Administrative Agent (on behalf of itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by each Lender and the Administrative Agent to maintain compliance with the Patriot Act.

          9.17 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   EDDIE BAUER HOLDINGS, INC.


                                   By: /s/ Fabian Mansson
                                       ------------------------------------
                                   Name: Fabian Mansson
                                         ----------------------------------
                                   Title: President, Chief Executive Officer
                                          ----------------------------------


                                   EDDIE BAUER, INC.


                                   By: /s/ Timothy McLaughlin
                                       ------------------------------------
                                   Name: Timothy McLaughlin
                                         ----------------------------------
                                   Title: Senior Vice President,
                                          Chief Financial Officer
                                          ---------------------------------


                                   JPMORGAN CHASE BANK, N.A., as
                                   Administrative Agent and as a Lender


                                   By: /s/ James A. Knight
                                       ------------------------------------
                                   Name: James A. Knight
                                         ----------------------------------
                                   Title:
                                          ---------------------------------


                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as Syndication Agent and as a Lender


                                   By: /s/ Kristina M. Miller
                                       ------------------------------------
                                   Name: Kristina M. Miller
                                         ----------------------------------
                                   Title: Duly Authorized Signatory
                                          ---------------------------------


                                   CREDIT SUISSE, Cayman Islands Branch,
                                   as Documentation Agent and as a Lender


                                   By: /s/ Thomas S. Hall
                                       ------------------------------------
                                   Name: Thomas S. Hall
                                         ----------------------------------
                                   Title: Vice President
                                          ---------------------------------


                                   By: /s/ Doreen Barr
                                       ------------------------------------
                                   Name: Doreen Barr
                                         ----------------------------------
                                   Title: Associate
                                          ---------------------------------

                                  SCHEDULE 1.1A

                              LOANS AND COMMITMENTS

               LENDER                     COMMITMENT
               ------                  ---------------
JPMorgan Chase Bank, N.A.              $   150,000,000
General Electric Capital Corporation   $    90,000,000
Credit Suisse, Cayman Islands Branch   $    60,000,000
                                       ---------------
TOTAL                                  $300,000,000.00

                                  SCHEDULE 1.1B

                               MORTGAGED PROPERTY

That certain parcel of real property located at 6600 Alum Creek Drive in Groveport, Ohio, as more particularly described in Schedule A of the Mortgage.

                                  SCHEDULE 3.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                      None.

                                  SCHEDULE 3.9

                        INTELLECTUAL PROPERTY LITIGATION

     1) Furnace Brook. On April 1, 2005, Furnace Brook filed an action for patent infringement against Eddie Bauer, Inc. ("Eddie Bauer") and Spiegel, Inc. ("Spiegel") regarding alleged use of Furnace Brook's technology on the Eddie Bauer website. Eddie Bauer has obtained extensions of time to answer the complaint, to and including June 24, 2005. A tentative settlement has been reached with Furnace Brook. Currently, Eddie Bauer is reviewing a draft license agreement provided by Furnace Brook. Sharper Image, Eddie Bauer's co-defendant, has settled.

     2) Acacia. Acacia claims that its Patent No. 4,707,592 covers an electronic card reader system in which limited information, such as transaction numbers, is printed on receipts without the need for making copies or printing an account number on the receipt. Acacia has claimed that Eddie Bauer uses such a system and, therefore, infringes its patent. Acacia has offered to license its patent to Eddie Bauer for $95,000.

     3) BTG. In a letter, BTG has offered to license to Spiegel patents that cover the operation of certain online advertising programs (Patents Nos. 5,819,285, 5,812,769, 5,717,860, 5,712,979). No action has been filed or threatened by BTG.

     4) Charles Hill. On August 10, 2002, Charles Hill filed a claim against Eddie Bauer and Spiegel in the Eastern District of Texas, Marshall Division, for allegedly infringing Hill's U.S. Patent Nos. 5,528,490 (the '490 patent), 5,761,649 (the '649 patent), and 6,029,142 (the '142 patent) (the "Texas litigation"). Eddie Bauer has reached an agreement with Hill to settle this matter. The agreement was signed by both parties on June 10, 2005, and must be submitted to the Bankruptcy Court for approval. After Final Approval, Eddie Bauer must wire-transfer the funds to Hill within three days, whereupon Spiegel and Eddie Bauer will be dismissed from the lawsuit.

     5) Ronald Katz. Katz asserts that Spiegel (including all merchant companies) utilizes its patented automated call response technology. A tentative agreement was reached with Katz's representatives regarding resolution of the pre-petition claim and a license to Eddie Bauer for its post-emergence activities. This tentative agreement is still being reviewed.

     6) Lemelson. Spiegel is one of multiple defendants in a patent infringement suit regarding Lemelson's barcode, machine vision and related patents. The litigation has been stayed pending final disposition of the declaratory judgment action brought by the Bar Code Manufacturers. Following a favorable decision in the District Court in favor of the Bar Code Manufacturers, Lemelson appealed to the Court of Appeals for the Federal Circuit the findings of non-infringement and invalidity. The matter is fully briefed before the Court of Appeals. Oral Argument was conducted on June 5, 2005. This matter is now awaiting a decision. Eddie Bauer participates in periodic telephone conferences that focus on the status of this litigation.

     7) Haggar. Haggar has approached Eddie Bauer, as well as a number of other apparel retailers, alleging that Eddie Bauer's use of certain size labels infringes on several patents owned by Haggar. Eddie Bauer is a member of a joint defense group in connection with this claim. There has been no communication from Haggar since June 2003. Eddie Bauer is devoting no current efforts to the matter.

     8) Bauer Nike Hockey Inc.'s "Bauer" mark. Bauer Nike Hockey Inc. and Eddie Bauer are involved in numerous disputes relating to the mark "Bauer" around the world. The marks have co-existed for decades, and a co-existence agreement is in place for the United States and Canada. A tentative worldwide agreement was reached prior to the bankruptcy proceedings, but has been on hold pending Eddie Bauer's reemergence as a viable business.

                                  SCHEDULE 3.15

                                  SUBSIDIARIES

                                                                                Percentage of
                                                                               Capital Stock /    Loan Party owning Capital
                                                   State of Incorporation         Membership     Stock/Membership Interests
                 Subsidiary                     or Formation (as applicable)    Interest Owned        in the Subsidiary
                 ----------                     ----------------------------   ---------------   --------------------------
Distribution Fulfillment Services, Inc. (DFS)             Delaware                   100%             Eddie Bauer, Inc.
Eddie Bauer Diversified Sales, LLC                        Delaware                   100%             Eddie Bauer, Inc.
Eddie Bauer Information Technology, LLC                   Delaware                   100%             Eddie Bauer, Inc.
Eddie Bauer International Development, LLC                Delaware                   100%             Eddie Bauer, Inc.
Eddie Bauer Services, LLC                                 Ohio                       100%             Eddie Bauer, Inc.

                                SCHEDULE 3.19(A)

                            UCC FILING JURISDICTIONS

                    DEBTOR                      UCC FILING JURISDICTION
                    ------                      -----------------------
Distribution Fulfillment Services, Inc. (DFS)           Delaware
Eddie Bauer Holdings, Inc.                              Delaware
Eddie Bauer Information Technology, LLC                 Delaware
Eddie Bauer Services, LLC                               Ohio
Eddie Bauer, Inc.                                       Delaware

                                SCHEDULE 3.19(B)

                          MORTGAGE FILING JURISDICTIONS

The Mortgage will be filed with the Franklin County Recorder's Office at 373 South High Street, 18th Floor, Columbus, OH 43215-6307.

                                 SCHEDULE 6.2(D)

                              EXISTING INDEBTEDNESS

                               As of June 21, 2005

ESCROW AGREEMENTS

     (i)  CHASE MERCHANT SERVICES

          $500,000 OF EDDIE BAUER'S DEPOSITS HELD IN CHASE MERCHANT
          RESERVE ACCOUNT SPIEGEL GROUP                               $  500,000

     (ii) EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND LASALLE
          BANK NATIONAL ASSOCIATION

          1 ESCROW ACCOUNTS

          EDDIE BAUER $1MM                                            $1,000,000

     (iii) Otto International Hong Kong Limited

          Held in connection with Vendor Payment Services Agreement
          with Eddie Bauer, Inc.                                      $  500,000

BONDS

(i) Customs Bond            $7,500,000   Spiegel/Eddie Bauer customs bond
                                         required to clear goods.
(ii) Customs Bond           $  800,000   Eddie Bauer Canadian customs bond
                                         required to clear goods.
(iii) Self Insurance Bond   $  325,000   Illinois workers compensation
                                         insurance bond
(iv) Self Insurance Bond    $  460,000   Washington workers compensation
                                         self insurance bond

LOAN AGREEMENTS

     CDN $3,970,000 Loan Agreement dated as of August 16, 2002, between Her Majesty the Queen in Right of the Province of New Brunswick and Spiegel Group Teleservices-Canada, Inc.

     $150,000,000 Loan and Security Agreement, dated as of June 21, 2005, among the Eddie Bauer, Inc., Eddie Bauer Holdings, Inc., Eddie Bauer Services, LLC, Eddie Bauer Information Technology, LLC and Distribution Fulfillment Services, Inc. (DFS), the financial institutions named therein, and Bank of America, N.A., as agent, Banc of America Securities LLC, as sole lead arranger and book manager, Fleet Retail Group, Inc. and The CIT Group/Business Credit,

     Inc., as co-syndication agents, and General Electric Capital Corporation, as documentation agent, subject to Section 6.2(f) of the Term Loan Agreement.

LETTERS OF CREDIT

     Letters of Credit issued by Bank of America, N.A. in connection with the purchase of inventory in an aggregate amount of $734,873 with the following as beneficiaries: South Service Trading (Strada Shoes) (Letter of Credit no. 1117827, exp. July 26, 2005), TaiXia International (Letter of Credit no. 1117825, exp. July 11, 2005) and Lazzeri SRL (Letter of Credit no. 117831, exp. July 8, 2005).

                                 SCHEDULE 6.3(F)

                                 EXISTING LIENS

                            Dated as of June 21, 2005

Loan Party                 State                   UCC No.                          Holder of Lien          Collateral Description
----------                 -----   ---------------------------------------   ----------------------------   ----------------------
Distribution Fulfillment
Services, Inc. (DFS)         DE    File No. 31010886, filed 4/17/03          IOS Capital LLC                Leased equipment

Eddie Bauer, Inc.            CA    File No. 0034760633, filed 12/4/00        Balboa Capital                 Leased equipment

                             CO    File No. 20002103194, filed 12/4/00       Balboa Capital                 Leased equipment

                             CT    File No. 2234022, filed 11/3/03           Town of Waterford              Tax assessment in the
                                                                                                            amount of $285.09 plus
                                                                                                            interest

                             IL    File No. 4304795, filed 12/5/00           Balboa Capital                 Leased equipment

                             MI    File No. D719556, filed 12/4/00           Balboa Capital                 Leased equipment

                             MN    File No. 2279658, filed 12/4/00           Balboa Capital                 Leased equipment

                             MO    File No. 4111530, filed 12/4/00           Balboa Capital                 Leased equipment

                             NY    File No. 232717, filed 12/4/000           Balboa Capital                 Leased equipment

                             WA    File No. 2000-251-0252, filed 9/7/00      OCE Printing Systems           Pagestream 154 plus
                                                                             USA, Inc.                      printer with S/370
                                                                                                            primary pnterface

                             WA    File No. 2000-265-0256, filed 9/21/00     US Bank National Association   2 Cisco computer WS
                                                                                                            X5225R Modules

Loan Party                 State                   UCC No.                          Holder of Lien          Collateral Description
----------                 -----   ---------------------------------------   ----------------------------   ----------------------
                                   File No. 2000-311-0584, filed 11/06/00    US Bank National Association   Cisco equipment

                             WA    File No. 2000-318-0735, filed 11/13/00,   American Equipment Leasing     Leased equipment
                                   amended 1/19/01, assigned 2/21/01         (assigned from
                                                                             Balboa Capital)

                             WA    File No. 2000-325-0163, filed 11/20/00    IBM Credit Corporation         Computers, information
                                                                                                            processing and other
                                                                                                            peripheral equipment

                             WA    File No. 2001-087-0197, filed 3/28/01     IBM Credit Corporation         Computers, information
                                                                                                            processing and other
                                                                                                            peripheral equipment

In addition, Liens against Eddie Bauer, Inc., Eddie Bauer Holdings, Inc., Distribution Fulfillment Services, Inc. (DFS), Eddie Bauer Services, LLC and Eddie Bauer Information Technology, LLC securing obligations under the Loan and Security Agreement, dated as of June 21, 2005, among the Eddie Bauer, Inc., Eddie Bauer Holdings, Inc., Eddie Bauer Services, LLC, Eddie Bauer Information Technology, LLC and Distribution Fulfillment Services, Inc. (DFS), the financial institutions named therein, and Bank of America, N.A., as agent, Banc of America Securities LLC, as sole lead arranger and book manager, Fleet Retail Group, Inc. and The CIT Group/Business Credit, Inc., as co-syndication agents, and General Electric Capital Corporation, as documentation agent, subject to Section 6.3(j) of the Term Loan Agreement.

                                 SCHEDULE 6.8(H)

                              EXISTING INVESTMENTS

1. Joint Venture Agreement dated as of June 6, 1995 among Eddie Bauer, Inc., Handelsgesellschaft Heinrich Heine GmbH and Sport-Scheck GmbH with respect to Eddie Bauer GmbH. Eddie Bauer, Inc. holds a 40% interest in Eddie Bauer GmbH, subject to Section 6.8(g) of the Term Loan Agreement.

2. Joint Venture Agreement dated as of September 28, 1993 between Eddie Bauer, Inc. and Otto-Sumisho Inc. with respect to Eddie Bauer Japan, Inc. Eddie Bauer, Inc. holds a 30% interest in Eddie Bauer Japan, Inc., subject to
     Section 6.8(g) of the Term Loan Agreement.

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

          This Compliance Certificate is delivered pursuant to Section 5.2(b) of the TERM LOAN AGREEMENT (the "Loan Agreement"), dated as of June 21, 2005, among EDDIE BAUER HOLDINGS, INC., a Delaware corporation, EDDIE BAUER, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent, CREDIT SUISSE, as documentation agent, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders. Terms defined in the Loan Agreement are used herein as therein defined.

          The undersigned hereby certifies to the Arrangers, the Agents and the Lenders as follows:

          1. I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] [Vice President and Controller] [Chief Accounting Officer] of the Borrower.

          2. I have reviewed and am familiar with the contents of this Certificate.

          3. I have reviewed the terms of the Loan Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

          4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 6.1 and 6.7 of the Loan Agreement.

          5. Since the Closing Date:

               (a) No Loan Party has changed its name or corporate structure;

               (b) No Loan Party has changed its jurisdiction of organization;
          and

               (c) No Loan Party has acquired any Intellectual Property;

except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrower has delivered to the Administrative Agent all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral after giving effect to such event, in each case as required by Section 5.6 of the Guarantee and Collateral Agreement and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrower is delivering to the Administrative Agent herewith all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral after giving effect to such event, in each case as required by Section 5.6 of the Guarantee and Collateral Agreement.

          6. Since the Closing Date:

                                                                     EXHIBIT B-2

               (a) No Loan Party has acquired any property of the type described in Section 5.10 of the Loan Agreement as to which the Administrative Agent does not have a perfected Lien pursuant to the Security Documents;

               (b) No Loan Party has acquired any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000;

               (c) No Loan Party has formed or acquired any Subsidiary; and

               (d) No Loan Party has acquired or formed any Excluded Foreign Subsidiary;

except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrower has taken all actions required by Section 5.10 of the Loan Agreement with respect thereto and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrower is concurrently herewith taking all actions required by Section 5.10 of the Loan Agreement with respect thereto.

          IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

                                        EDDIE BAUER, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

Date: ________, 200_

                                                                    Attachment 2
                                                                    to Exhibit B

     The information described herein is as of __________, 200_, and pertains to the period from _________, 200_ to _________, 200_.

  [Set forth Covenant Calculations in respect with Sections 6.1 and 6.7 of the
                                Loan Agreement]

                                                                    Attachment 3
                                                                    to Exhibit B

    Disclosure of Events Pursuant to Section 5.6 of Guarantee and Collateral
                Agreement and Section 5.10 of the Loan Agreement

                                                                       EXHIBIT C

                           FORM OF CLOSING CERTIFICATE

          This Closing Certificate is delivered pursuant to Section 4.1(j) of the TERM LOAN AGREEMENT (the "Loan Agreement"), dated as of June 21, 2005, among EDDIE BAUER HOLDINGS, INC., a Delaware corporation, EDDIE BAUER, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent, CREDIT SUISSE, as documentation agent, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders. Terms defined in the Loan Agreement are used herein as therein defined.

          The undersigned [INSERT TITLE OF OFFICER] of the Borrower hereby certifies to the Arrangers, the Agents and the Lenders as follows:

     1. The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

     2. ___________________ is the duly elected and qualified Corporate Secretary of the Borrower and the signature set forth for such officer below is such officer's true and genuine signature.

     3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.

          The undersigned Corporate Secretary of the Borrower certifies as follows:

     1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Borrower.

     2. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

     3. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Borrower as in effect on the date hereof.

     4. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Borrower as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

     5. The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times since the date indicated next to their respective titles to and

                                                                     EXHIBIT C-2

including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party:

Name   Office   Date   Signature
----   ------   ----   ---------


          IN WITNESS WHEREOF, the undersigned have executed the Closing Certificate as of the date set forth below.


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         -------------------------------
Title:                                  Title:
       ------------------------------          ------------------------------

Date: June ___, 2005

                                                                         ANNEX 1

                               [Board Resolutions]

                                                                         ANNEX 2

                            [By-Laws of the Borrower]

                                                                         ANNEX 3

                         [Certificate of Incorporation]

                                                                       EXHIBIT D

After recording please return to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Cynthia Parker

================================================================================

          MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
                               AND FIXTURE FILING

                                     made by

                    DISTRIBUTION FULFILLMENT SERVICES, INC.,

                                   Mortgagor,

                                       to

                           JPMORGAN CHASE BANK, N.A.,
                       as Administrative Agent, Mortgagee

                            Dated as of June 21, 2005

                              Franklin County, Ohio

================================================================================

                   THIS INSTRUMENT IS TO BE INDEXED AS BOTH A
                          MORTGAGE AND A FIXTURE FILING

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Background...............................................................     1
Granting Clauses.........................................................     2
Terms and Conditions.....................................................     4
   1.    DEFINED TERMS...................................................     4
   2.    WARRANTY OF TITLE...............................................     5
   3.    PAYMENT OF OBLIGATIONS..........................................     5
   4.    REQUIREMENTS....................................................     5
   5.    PAYMENT OF TAXES AND OTHER IMPOSITIONS..........................     5
   6.    INSURANCE.......................................................     6
   7.    RESTRICTIONS ON LIENS AND ENCUMBRANCES..........................     6
   8.    DUE ON SALE AND OTHER TRANSFER RESTRICTIONS.....................     6
   9.    CONDEMNATION/EMINENT DOMAIN.....................................     7
   10.   LEASES..........................................................     7
   11.   FURTHER ASSURANCES..............................................     7
   12.   MORTGAGEE'S RIGHT TO PERFORM....................................     7
   13.   REMEDIES........................................................     7
   14.   RIGHT OF MORTGAGEE TO CREDIT SALE...............................     9
   15.   APPOINTMENT OF RECEIVER.........................................     9
   16.   EXTENSION, RELEASE, ETC.........................................     9
   17.   SECURITY AGREEMENT UNDER UNIFORM COMMERCIAL CODE................    10
   18.   ASSIGNMENT OF RENTS.............................................    11
   19.   ADDITIONAL RIGHTS...............................................    11
   20.   NOTICES.........................................................    11
   21.   NO ORAL MODIFICATION............................................    12
   22.   PARTIAL INVALIDITY..............................................    12
   23.   MORTGAGOR'S WAIVER OF RIGHTS....................................    12
   24.   REMEDIES NOT EXCLUSIVE..........................................    13
   25.   MULTIPLE SECURITY...............................................    13
   26.   SUCCESSORS AND ASSIGNS..........................................    14
   27.   NO WAIVERS, ETC.................................................    14
   28.   GOVERNING LAW, ETC..............................................    14
   29.   CERTAIN DEFINITIONS.............................................    15
   30.   LAST DOLLARS SECURED; PRIORITY..................................    15
   31.   RELEASE.........................................................    15

                          MORTGAGE, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of June 21, 2005, is made by DISTRIBUTION FULFILLMENT SERVICES, INC. a Delaware corporation ("Mortgagor"), whose address is c/o Eddie Bauer, Inc., 15010 NE 36th Street, Redmond, Washington 98052, to JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, "Mortgagee") whose address is 270 Park Avenue, New York, New York 10017. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                              SECTION 1. Background

          (A) On March 17, 2003 (the "Petition Date"), Eddie Bauer, Inc. (the "Borrower") and certain of its domestic subsidiaries, including the Mortgagor (collectively, the "Guarantors" together with the Borrower, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (as amended, the "Bankruptcy Code") with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and continued in possession of their property and in the management of their businesses pursuant to Bankruptcy Code Sections 1107 and 1108.

          (B) On May 25, 2005, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Debtors' First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated as of March 28, 2005 (as in effect on the date of confirmation thereof pursuant to the Confirmation Order, the "Plan of Reorganization").

          (C) In connection with confirmation and implementation of the Plan of Reorganization, the Borrower has requested the Lenders to make loans and other extensions of credit to the Borrower to finance the Plan of Reorganization and pay related fees and expenses, and the Lenders have agreed, subject to the terms and conditions hereof, to enter into that certain Term Loan Agreement, dated as of June [20] 2005 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and Mortgagee. The terms of the Loan Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

          (D) Pursuant to the Loan Agreement, the Lenders have severally agreed to make loans and other extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

          (E) The Borrower is a member of an affiliated group of companies that includes Mortgagor.

          (F) The Mortgagor has, pursuant to the Guarantee and Collateral Agreement, among other things, guaranteed the obligations of the Borrower under the Loan Agreement.

          (G) The proceeds of the loans and other extensions of credit under the Loan Agreement will be used in part to enable the Borrower to make valuable transfers to Mortgagor in connection with the operation of its business.

          (H) Certain of the Lenders (or affiliates thereof) may enter into Specified Swap Agreements with Mortgagor.

          (I) The Borrower and Mortgagor are engaged in related businesses, and Mortgagor will derive substantial direct and indirect benefit from the loans and other extensions of credit under the Loan Agreement and from the Specified Swap Agreements.

          (J) Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property, if any, described on Schedule A attached hereto (the "Owned Land") and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the "Improvements"; the Owned Land and the Improvements being collectively referred to as the "Real Estate").

          (K) It is a condition precedent to the obligation of the Lenders to make their respective loans and other extensions of credit to the Borrower under the Loan Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.

                           SECTION 2. Granting Clauses

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the payment of
(i) any Guarantor Obligations (as defined in the Guarantee and Collateral Agreement) in respect of Specified Swap Agreements of the Mortgagor, but only to the extent that, and only so long as, the other Guarantor Obligations of Mortgagor are secured pursuant to the Guarantee and Collateral Agreement, and
(ii) all other Guarantor Obligations of Mortgagor (collectively, the "Obligations");

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE (SUBJECT TO THE PERMITTED EXCEPTIONS) FOR THE RATABLE BENEFIT OF THE SECURED PARTIES, WITH MORTGAGE COVENANTS:

          (a) the Owned Land;

          (b) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

          (c) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (d) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the "Equipment");

          (e) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

          (f) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

          (g) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

          (i) all proceeds, both cash and noncash, of the foregoing;

          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the "Premises", and those described in the foregoing clauses (a) through (i) are collectively referred to as the "Mortgaged Property").

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth in this Mortgage, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void, otherwise this Mortgage shall remain in full force and effect.

          This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

                              Terms and Conditions

          Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

     2.2 Defined Terms. Capitalized terms used herein (including in the "Background" and "Granting Clauses" sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate applicable pursuant to Section 2.9(c) of the Loan Agreement. References herein to the "Secured Parties" shall mean the collective reference to (i) Mortgagee,
(ii) the

Lenders, (iii) any Affiliate of any Lender party to a Specified Swap Agreement, and (iv) the respective successors, indorsees, transferees and assigns of each of the foregoing.

     2.3 Warranty of Title. Mortgagor warrants that it has good record title in fee simple to the Real Estate and good title to the rest of the Mortgaged Property, except for (i) the matters set forth in Schedule B of the title insurance policy or policies, if any, being issued to Mortgagee to insure the lien of this Mortgage and (ii) any other lien or encumbrance permitted under
Section 6.3 of the Loan Agreement (the items set forth in the afore-mentioned clauses (i) and (ii) being collectively, "Permitted Exceptions"). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

     2.4 Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

     2.5 Requirements. Mortgagor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a material adverse effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Mortgagor, (ii) the current use of the Mortgaged Property or (iii) the value of the Mortgaged Property (assuming its current use).

     2.6 Payment of Taxes and Other Impositions. Except as otherwise provided in the Loan Agreement, prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the "Impositions"), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (a) Notwithstanding anything contained herein to the contrary, Mortgagee shall have the right, but not the obligation, to make protective advances with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums, maintenance and all other costs incurred for the protection of the Mortgaged Property as contemplated by Section 5301.233 of the Ohio Revised Code, and such protective advances, together with interest earned thereon at the Default Rate from the date of each such advance, regardless of the time when such advance is made, until it is repaid in full, shall be secured by this Mortgage to the fullest extent and with the highest priority contemplated by said Section 5301.233 of the Ohio Revised Code and shall be payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

     2.7 Insurance. Mortgagor shall maintain or cause to be maintained, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties as may be customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, and (ii) insuring Mortgagor, the Mortgagee and the other Secured Parties against liability for personal injury and property damage relating to such Real Estate. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof, (ii) name the Mortgagee as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Mortgagee.

          (a) If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

          (b) Mortgagor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

          (c) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $500,000, Mortgagor shall give prompt notice thereof to Mortgagee. All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Loan Agreement.

     2.8 Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

     2.9 Due on Sale and Other Transfer Restrictions. Except as expressly permitted under Section 6.5 of the Loan Agreement or unless otherwise agreed by Mortgagee in writing, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

     2.10 Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Loan Agreement.

     2.11 Leases. Except as expressly permitted under the Loan Agreement or unless otherwise agreed by Mortgagee in writing, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

     2.12 Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

     2.13 Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in this Mortgage or the Loan Agreement, as applicable, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 5 days' notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

     2.14 Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

               (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Loan Agreement, the Guarantee and Collateral Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

               (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

          (b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

          (d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the following order:

          First, to pay incurred and unpaid fees and expenses of Mortgagee under the Loan Documents;

          Second, to Mortgagee, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

          Third, to Mortgagee, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

          Fourth, any balance of such proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     2.15 Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Loan Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

     2.16 Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property for the repayment of the Obligations, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

     2.17 Extension, Release, etc. Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

          (a) No recovery of any judgment by Mortgagee or any other Secured Party and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (b) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property.

          (c) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

     2.18 Security Agreement under Uniform Commercial Code. It is the intention of the parties hereto that this Mortgage shall constitute a "security agreement" on personal property within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. In the event of any conflict or inconsistency between the terms of this Mortgage and the terms of the Guarantee and Collateral Agreement with respect to the collateral covered both therein and herein, the Guarantee and Collateral Agreement shall control and govern to the extent of any such conflict or inconsistency.

          (a) Certain portions of the Mortgaged Property are or will become "fixtures" (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The addresses of the Mortgagor, as debtor, and Mortgagee, as secured party, are set forth in the first page of this Mortgage.

          (b) The real property to which the fixtures relate is described in Exhibit A hereto. The record owner of the real property described in Exhibit A hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the

Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage.

     2.19 Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and continuance of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, so long as such Event of Default is outstanding, any lease security deposits. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          (a) Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

          (b) Except for any matter disclosed in the Loan Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor's obligations contained in this Section and in the Leases.

     2.20 Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

     2.21 Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 9.2 of the Loan Agreement to Mortgagor and to Mortgagee as specified therein.

     2.22 No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 9.1 of the Loan Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

     2.23 Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

     2.24 Mortgagor's Waiver of Rights. Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

          (a) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property,
(ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may lawfully do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Loan Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

     2.25 Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "Mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

     2.26 Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

     2.27 Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

     2.28 No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

     2.29 Governing Law, etc. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

     2.30 Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor agent for the Lenders," the word "person" shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

     2.31 Last Dollars Secured; Priority. This Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties. The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

     2.32 Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Loan Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Loan Agreement, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. The Mortgagor shall deliver to the Mortgagee, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Loan Agreement and the other Loan Documents.

          This Mortgage has been duly executed by Mortgagor on June 21, 2005 and is intended to be effective as of such date.

                                        DISTRIBUTION FULFILLMENT SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                          Certificate of Acknowledgment

STATE OF ____________   )
                        ) ss.
COUNTY OF ___________   )

          Before me, a Notary Public in and for said County and State, personally appeared _________________________, the _______________ of
Distribution Fulfillment Services, Inc., a Delaware corporation, the corporation which executed the foregoing instrument, signed the same and acknowledged to me that he/she did so sign said instrument in the name and upon behalf of said corporation as such officer, that the same is his/her free act and deed as such officer and the free act and deed of said corporation; that he/she was duly authorized thereunto by its board of directors. In testimony whereof, I have hereunto subscribed my name, and affixed my seal at _______________ this _____ day of June 2005.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

------------------------------------

This instrument was prepared by:

Gavin Loughlin, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

                                   Schedule A

                          Description of the Owned Land

Situated in the Village of Groveport, County of Franklin, State of Ohio, in the Southwest and Southeast Quarters of Section 31, Township 11 North, Range 21 West, Congress Lands, and being portions of the following 3 tracts of land conveyed to Spiegel Properties Inc., by deed recorded in ORV 22368, Page A01 of Franklin County Records:

1) 49.723 acres out of an original 32.089 acre tract conveyed as Parcel One,

2) 38.356 acres out of an original 39.608 acre tract conveyed as Parcel Two, and

3) 36.525 acres out of an original 42.59 acre tract conveyed as Parcel Three, all bounded and described as follows;

Beginning, for reference, at Franklin County Monument No. 2271 found in the South line of said Section 31 and at the intersection of the centerline of London-Groveport Road - Ohio Route 317 (variable width) with the centerline of the northbound lanes of Alum Creek Drive (165 feet wide), as Alum Creek Drive was established by Deed Record 19, Page 49, Engineer's Office, Franklin County, Ohio, and as the centerline of Ohio Route 317 is shown upon Sheet 55 of 57 of Ohio Department of Transportation right of way plans for FRA-665-18.42; thence South 86 deg. 16' 47" East along the South line of said Section 31 and along the centerline of London-Groveport Road a distance of 242 feet to a P.K. Nail set at the Southwest corner of a 3 acre tract of land conveyed to Patricia Aumann, Richard M. Aumann, John F. Chapan and Virginia J. Gooding by deed recorded in ORV 8688, Page H20 of Franklin County Records;

thence North 3 deg. 54' 28" East along the East line of said 3 acre tract a distance of 540 feet to a 3/4" I.D. iron pipe set at the Northeast corner of said 3 acre tract, at a corner of said original 52.089 acre tract and at the true place of beginning of the tract herein intended to be described (passing a 3/4" I.D. iron pipe set in the North right of way line of London-Groveport Road at 40 feet); thence North 86 deg. 16' 47" West along a South line of said original 52.089 acre tract and along a portion of the North line of said 3 acre tract a distance of 187 feet to a 3/4" I.D. iron pipe set in the East right of way line of Alum Creek Drive and at the Southwest corner of said original 52.089 acre tract; thence North 3 deg. 54' 28" East along the East right of way line of Alum Creek Drive and along the West line of said original 52.089 acre tract a distance of 1383.35 feet to a 3/4" I.D. iron pipe set at a point of curvature; thence Northerly along a portion of the curved East right of way line of Alum Creek Drive, along a portion of the curved West line of said original 52.089 acre tract and with a curve to the left, data of which is; radius = 5784.58 feet and sub-delta = 6 deg. 48' 05", a sub-chord distance of 686.26 feet bearing North 0 deg. 30' 26" South to a 3/4" I.D. iron pipe set at the Intersection of the curved East right of way line of Alum Creek Drive with the South line of Spiegel Drive (100 feet wide), as shown upon the plat of Speigel Drive and Eddie Bauer Road Dedication Plat, recorded in Plat Book 77, Page 58 Recorder's Office, Franklin County, Ohio; thence South 86 deg. 08' 36" East along a South line of Spiegel Drive and crossing a portion of said original 52.089 acre tract a distance of 750 feet to a 3/4" I.D. iron pipe set at an angle point in the South line of Spiegel Drive; thence South 89 deg. 00' 21" East along a South line of Spiegel Drive (variable width), crossing a portion of said original 52.089 acre tract and crossing a portion of said original 39.608 acre tract a distance of
400.50 feet to a 3/4" I.D. iron pipe set at an angle point in the South line of Spiegel Drive; thence South 86 deg. 08' 36" East along a South line of Spiegel Drive (80 feet wide), crossing a portion of said original 39.608 acre tract and crossing a portion of said original 42.59 acre tract a distance of 1,172.39 feet to a 3/4" I.D. iron pipe set at the Northwest end of a line connecting the South line of Spiegel Drive with the West line of Eddie Bauer Road; thence South 41 deg. 23' 40" East along said connecting line and crossing a portion of said original 42.59 acre tract a distance of 56.32 feet to a 3/4' I.D. iron pipe set at the Southeast end of said connecting line and in the West line of Eddie Bauer Road; thence South 3 deg. 21' 15" West along the West line of Eddie Bauer Road (80 feet wide) and crossing a portion of said original 42.59 acre tract a distance of 2,474.92 feet to a 3/4" I.D. iron pipe set at the intersection of the West line of Eddie Bauer Road with a North limited access right of way line of London-Groveport Road; thence South 88 deg. 54' 05" East along the South end of Eddie Bauer Road and crossing a portion of said original 42.59 acre tract a distance of 65.85 feet to a 3/4" I.D. iron pipe set at an angle point in the South end of Eddie Bauer Road; thence North 85 deg. 21' 47" East along the South end of Eddie Bauer Road and crossing a portion of said original 42.59 acre tract a distance of 14.34 feet to a railroad spike set in a fence post found at the Southeast corner of Eddie Bauer Road, in the East line of said original 42.59 acre tract and in the West line of a 98.268 acre tract of land conveyed to The Daimler Group, Inc. by deed recorded in ORV 21388, Page 119 Recorder's Office, Franklin County, Ohio; thence South 3 deg. 21' 15" West along a portion of the East line of said original 42.59 acre tract and along a portion of the West line of said 98.268 acre tract a distance of 113.48 feet to a P.K. Nail set in the centerline of London-Groveport Road, in the South line of said Section 31, at the Southeast corner of said original 42.59 acre tract and at the Southwest corner of said 98.268 acre tract; thence North 86 deg. 16' 47" West along the centerline of London-Groveport Road, along the South line of said Section 31, along the South line of said original 42.59 acre tract and along a South line of said original 39.608 acre tract a distance of 1,107.12 feet to a railroad spike set at a Southwest corner of said original 39.608 acre tract and at the Southeast corner of a 2 acre tract of land conveyed to Christ Missionary Baptist Church by deed recorded in Book 3776, Page 408 Recorder's Office, Franklin County, Ohio; thence North 2 deg. 17' 42" East along a West line of said original 39.608 acre tract and along the East line of said 2 acre tract a distance of 527.11 feet to a 3/4" I.D. iron pipe set at a corner of said original 39.608 acre tract and at the Northeast corner of said 2 acre tract (passing a 3/4" I.D. iron pipe set in the North limited access right of way line of London-Groveport road at 40.01 feet); thence North 86 deg. 16' 47" West along a South line of said original 39.608 acre tract and along the North line of said 2 acre tract a distance of 232.96 feet to a 1/2" I.D. iron pipe found at a Southwest corner of said original 39.608 acre tract, at the Northwest corner of said 2 acre tract and at the Southeast corner of said original 52.089 acre tract; thence North 85 deg. 26' 04" West along a South line of said original
52.089 acre tract a distance of 884.81 feet to the true place of beginning, containing 124.604 acres of land. The above description was prepared by Richard
J. Bull, Ohio Surveyor No. 4723, of C.F. Bird & R.J. Bull, Inc., Consulting Engineers & Surveyors, Worthington, Ohio, from an actual field survey performed in May, 1992. Basis of bearings is Ohio State Plan Coordinate System, South Zone.

                                                                       EXHIBIT E

                                     FORM OF
                            ASSIGNMENT AND ASSUMPTION

          Reference is made to the TERM LOAN AGREEMENT (the "Loan Agreement"), dated as of June 21, 2005, among EDDIE BAUER HOLDINGS, INC., a Delaware corporation, EDDIE BAUER, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent, CREDIT SUISSE, as documentation agent, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

          The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Loan Agreement with respect to the Loans, in a principal amount as set forth on Schedule 1 hereto.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Documents or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Loan Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14 of the Loan Agreement.

                                                                     EXHIBIT E-2

     4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Agreement.

     7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Assumption

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

                                    Principal
                                 Amount Assigned

                                     $______

[Name of Assignee]                      [Name of Assignee]


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                                                    SCHEDULE 1-2

Accepted:                               [Consented To:]

JPMORGAN CHASE BANK, N.A., as           EDDIE BAUER, INC.
Administrative Agent


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                                                       EXHIBIT H

                          FORM OF EXEMPTION CERTIFICATE

          Reference is made to the TERM LOAN AGREEMENT (the "Loan Agreement"), dated as of June 21, 2005, among EDDIE BAUER HOLDINGS, INC., a Delaware corporation, EDDIE BAUER, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent, CREDIT SUISSE, as documentation agent, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Loan Agreement.

          ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.14(d) of the Loan Agreement. The Non-U.S. Lender hereby represents and warrants that:

     1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

     2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

     3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

     4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                                                                     EXHIBIT H-2

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

                                        [NAME OF NON-U.S. LENDER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Date:
      -------------------------------